UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 18, 2008

OPTICON SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52488	20-2583185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First floor, 1701 West Northwest Highway,  Grapevine, TX 76051
(Address of principal executive offices) (ZIP Code)

817-305-0628

 (Registrant's telephone no., including area code)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The following tables set forth information about our unregistered sales of securities on August 07, 2008.

Date	Title of Security	Amount	Purchaser	Price	Exemption
August 07, 2008	Common Stock	12,003,734	Saed (“Sam”) Talari	$60,018.67	Section 4(2)

No underwriters were involved in the transaction, and accordingly there were no underwriting discounts or commissions.  The purchaser is one of our directors:  the “sale” involved the partial conversion of a 5% Subordinated Convertible Debenture issued December 31, 2007 and due December 31, 2008, with respect to advances made by the purchaser to us prior to the issue date.  Accordingly, the sale did not involve a public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICON SYSTEMS, INC.
(Registrant)

Date September 18, 2008

/s/  Sadruddin Currimbhoy
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Sadruddin Currimbhoy